UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2012

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of National Fuel Gas Company (the "Company") held on March 8, 2012, stockholders approved the Company’s 2012 Annual At Risk Compensation Incentive Plan (the "Plan") and 2012 Performance Incentive Program (the "Program"). Descriptions of the terms and conditions of the Plan and the Program were included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 20, 2012. Amounts payable under the Plan and the Program will depend upon the particular awards to be made thereunder.

Upon approval of the Program by the Company’s stockholders, long-term performance incentives established by the Compensation Committee of the Board of Directors under the Program for a performance period of October 1, 2011 to September 30, 2014 (the "Performance Period") became effective. The Compensation Committee established levels of performance at which 50%, 100%, 150% and 200% of the target incentive will be payable, as described below. For performance levels between established levels, a portion of the target incentive will be payable as determined by mathematical interpolation.

The performance condition for the Performance Period is the Company’s total return on capital as compared to the same metric for peer companies in the Natural Gas Distribution and Integrated Natural Gas Companies group as calculated and reported in the Monthly Utility Reports of AUS, Inc., a leading industry consultant ("AUS"). In determining the Company’s total return on capital for purposes of this comparison, the Compensation Committee may adjust the AUS calculation of the Company’s total return on capital so as to include any gains realized by the Company on the sale of operations that were reported under Generally Accepted Accounting Principles as discontinued operations.

The percentage of the target incentive to be paid to participants for the Performance Period depends upon the Company’s performance relative to the peer group, and not upon a pre-established absolute level of return on capital achieved by the Company. The relative levels of performance (the Company’s rank as a percentile of the peer companies) established by the Compensation Committee are as follows: (i) less than 45.01%, (ii) 45.01%, (iii) 60%, (iv) 75%, and (v) 100%. These relative levels of performance will result in payment of the target incentive at the following respective percentages: (i) 0%, (ii) 50%, (iii) 100%, (iv) 150%, and (v) 200%. Accordingly, for participants to earn 100% of the target incentive established, the Company must outperform 60% of the peer group with respect to total return on capital.

For the Performance Period, the Compensation Committee established the following target incentives for the principal executive officer, principal financial officer and other named executive officers of the Company: David F. Smith, $800,000; David P. Bauer, $140,000; Ronald J. Tanski, $500,000; Matthew D. Cabell, $450,000; and Anna Marie Cellino, $240,000.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of National Fuel Gas Company was held on March 8, 2012. At that meeting, the stockholders elected Philip C. Ackerman, R. Don Cash and Stephen E. Ewing as directors for three-year terms, ratified the appointment of an independent registered public accounting firm, provided a non-binding advisory vote with respect to the approval of executive compensation, and approved two incentive compensation plans.

The vote with respect to Mr. Ackerman was as follows: For, 50,445,160; Withheld, 10,326,647; Broker Non-Votes, 13,451,348. The vote with respect to Mr. Cash was as follows: For, 50,363,801; Withheld, 10,408,006; Broker Non-Votes, 13,451,348. The vote with respect to Mr. Ewing was as follows: For, 50,396,890; Withheld, 10,374,917; Broker Non-Votes, 13,451,348.

The vote with respect to ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm was as follows: For, 73,206,104; Against, 737,956; Abstain, 279,095.

The advisory vote with respect to approval of executive compensation was as follows: For, 39,536,725; Against, 14,211,156; Abstain, 7,023,926; Broker Non-Votes, 13,451,348.

The vote with respect to approval of the National Fuel Gas Company 2012 Annual At Risk Compensation Incentive Plan was as follows: For, 57,120,654; Against, 2,928,498; Abstain, 722,655; Broker Non-Votes, 13,451,348.

The vote with respect to approval of the National Fuel Gas Company 2012 Performance Incentive Program was as follows: For, 57,276,891; Against, 2,842,131; Abstain, 652,785; Broker Non-Votes, 13,451,348.

Item 7.01 Regulation FD Disclosure.

On March 8, 2012 the Company issued a press release announcing that the Board of Directors of the Company approved payment of a regular quarterly dividend of 35.5 cents per share on the Company’s common stock. The dividend is payable April 13, 2012, to shareholders of record on March 31, 2012. The Company hereby clarifies that its shareholders of record on March 31, 2012, a Saturday, will be identical to its shareholders of record at the close of business on March 30, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

March 13, 2012	By:	/s/ James R. Peterson

Name: James R. Peterson
Title: Assistant Secretary